Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS SECOND QUARTER 2012 RESULTS

•	Net sales $80.7 million.

•	Adjusted EBITDA $3.7 million.

•	Gross margin 30.2%.

CARSON, California, August 7, 2012— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the second quarter ended June 30, 2012 (“Q2 2012”) of $80.7 million compared with the second quarter ended July 2, 2011 (“Q2 2011”) net sales of $84.3 million, a decrease of 4.2% from Q2 2011 net sales. Q2 2012 net loss was $1.7 million or $0.06 per share, compared with Q2 2011 net loss of $2.6 million or $0.08 per share. The Company generated Adjusted EBITDA of $3.7 million for Q2 2012 compared to $4.6 million for Q2 2011, a decrease of 19.5% from Q2 2011. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net loss, see non-GAAP Financial Measures below.

“We continue to address the changing market dynamics and continue to take steps to position the Company for long-term profitable growth,” stated Shane Evangelist.

Q2 2012 Financial Highlights

•

Net sales decreased $3.5 million, or 4.2%, for Q2 2012 compared to Q2 2011. Our Q2 2012 net sales consisted of online sales, representing 92.5% of the total (compared to 94.4% in Q2 2011) and offline sales, representing 7.5% of the total (compared to 5.6% in Q2 2011). The net sales decrease was primarily due to a decline of $4.9 million, or 6.1%, in online sales offset by a $1.3 million, or 28.1% increase in offline sales. Online sales decreased primarily due to a 6% reduction in e-commerce unique visitors and a decline in average order value by 7%, partially offset by a 1% improvement in conversion and an increase of 1% in revenue capture. Our offline sales, which consist of our Kool-Vue™ and wholesale operations, continued to show solid growth.

•

Gross margin declined 350 basis points to 30.2% of net sales during Q2 2012 compared to 33.7% in Q2 2011. Gross margin was unfavorably impacted by increased competition in the marketplace and higher freight expenses.

•

Marketing expense was $13.0 million, or 16.1%, of net sales in Q2 2012, down from $14.4 million, or 17.0%, of net sales in Q2 2011. Online advertising expense, which includes catalog costs, was $5.2 million, or 7.0%, of online sales for Q2 2012, compared to $7.6 million, or 9.6%, of online sales for Q2 2011. Marketing expense, excluding online advertising, was $7.7 million, or 9.6%, of net sales for Q2 2012, compared to $6.8 million, or 8.0%, of net sales for Q2 2011. Online advertising expense decreased primarily due to reduced catalog advertising costs of $1.3 million, and our non-catalog online advertising expenses also decreased by $1.1 million due to lower sales volume. Marketing expenses, excluding online advertising, increased primarily due to higher amortization costs related to software deployments.

•

General and administrative expense was $4.7 million, or 5.8%, of net sales for Q2 2012, down from $8.4 million, or 10.0%, of net sales for Q2 2011. The decrease of $3.7 million, or 43.9%, for Q2 2012 compared to Q2 2011, was primarily due to $1.5 million in restructuring costs from Q2 2011 compared to none in Q2 2012, and lower depreciation and amortization expense, payroll expenses and share-based compensation in Q2 2012.

•

Fulfillment expense was $5.6 million, or 7.0%, of net sales in Q2 2012, up from $4.6 million, or 5.4%, of net sales in Q2 2011. The increase of $1.0 million, or 22.8%, for Q2 2012 compared to Q2 2011, was primarily due to higher depreciation and amortization expense from software deployments.

•

Technology expense was $1.7 million, or 2.1%, of net sales in Q2 2012, down from $1.9 million, or 2.3%, of net sales in Q2 2011. The decrease of $0.2 million, or 11.3%, for Q2 2012 compared to Q2 2011, was primarily due to lower telephone, consulting and computer support expenses.

•	Capital expenditures for Q2 2012 were $3.0 million.

Cash and cash equivalents and investments were $1.5 million and total debt was $13.1 million at June 30, 2012. The Company’s investments are comprised of high-grade mutual funds that primarily hold debt securities. Cash and cash equivalents and investments decreased by $9.5 million from the previous quarter ended March 31, 2012, primarily due to net payment of debt of $5.0 million, capital expenditures of $3.0 million and negative cash flows from other working capital sources partially offset by the net proceeds from sales of our investments.

On April 26, 2012, the Company entered into a new credit agreement with JPMorgan Chase, N.A., which provides for a revolving commitment in an aggregate principal amount of up to $40 million with an option to increase the line up to $60 million. The credit agreement is subject to a borrowing base derived from certain receivables, inventory, property and pledged cash. The credit agreement obligations will mature on April 26, 2017. The Company used the proceeds of the loans borrowed to repay in full its existing credit facility with Silicon Valley Bank. The new arrangement has increased our available liquidity, currently requires no principal payments until maturity, may be prepaid at any time without penalty and includes a less restrictive fixed charge coverage ratio through the term. We previously reported the new credit agreement in our Current Report on Form 8-K filing with the Securities and Exchange Commission on April 30, 2012.

Q2 2012 Operating Metrics

	Q2 2012	Q2 2011	Q1 2012
Conversion Rate	1.62%	1.60%	1.64%
Customer Acquisition Cost	$7.10	$10.11	$7.50
Marketing Spend (% Internet Sales)	7.7%	9.8%	7.6%
Visitors (millions) [1]	39.2	41.8	43.1
Orders (thousands)	635	670	705
Revenue Capture (% Sales) [2]	84.4%	83.6%	83.7%
Average Order Value	$116	$125	$116

[1]	Visitors do not include traffic from media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; (e) share-based compensation expense; (f) debt extinguishment loss; (g) legal cost to enforce intellectual property rights and (h) restructuring costs related to acquisitions.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net loss	$(1,696)	$(2,564)	$(2,484)	$(2,810)
Interest expense, net	183	172	382	437
Income tax provision	128	195	252	213
Amortization of intangibles	341	1,363	681	2,990
Depreciation and amortization	4,001	3,072	7,748	6,075

EBITDA	2,957	2,238	6,579	6,905

Share-based compensation	374	643	958	1,324
Loss on debt extinguishment	360	—	360	—
Legal costs to enforce intellectual property rights	—	161	—	232
Restructuring costs	—	1,542	—	2,775

Adjusted EBITDA	$3,691	$4,584	$7,897	$11,236

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, August 7, 2012. Participants may access the call by dialing 877-941-1427 (domestic) or 480-629-9664 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through August 21, 2012. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4551426.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com , www.jcwhitney.com , www.partstrain.com, www.stylintrucks.com and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net .

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and per share data)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,405	$10,335
Short-term investments	96	1,125
Accounts receivable, net of allowances of $186 and $183, respectively	9,488	7,922
Inventory	49,229	52,245
Deferred income taxes	446	446
Other current assets	4,093	3,548

Total current assets	64,757	75,621
Property and equipment, net	32,872	34,627
Intangible assets, net	9,325	9,984
Goodwill	18,854	18,854
Investments	—	2,104
Other non-current assets	1,334	1,026

Total assets	$127,142	$142,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,182	$41,303
Accrued expenses	8,669	11,565
Revolving loan payable	12,908	—
Current portion of long-term debt	—	6,250
Current portion of capital leases payable	117	135
Other current liabilities	5,273	7,702

Total current liabilities	64,149	66,955
Long-term debt, net of current portion	—	11,625
Capital leases payable, net of current portion	91	37
Deferred income taxes	1,849	1,596
Other non-current liabilities	1,391	1,079

Total liabilities	67,480	81,292
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 30,653,356 shares issued and outstanding at June 30, 2012, and 30,625,764 shares issued and outstanding at December 31, 2011	31	31
Additional paid-in-capital	158,309	157,140
Accumulated other comprehensive income	380	327
Accumulated deficit	(99,058)	(96,574)

Total stockholders’ equity	59,662	60,924

Total liabilities and stockholders’ equity	$127,142	$142,216

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net sales	$80,719	$84,268	$168,155	$171,246
Cost of sales (1)	56,378	55,854	117,186	112,416

Gross profit	24,341	28,414	50,969	58,830
Operating expenses:
Marketing	12,978	14,366	26,428	27,951
General and administrative	4,714	8,407	10,584	16,643
Fulfillment	5,639	4,592	11,557	9,599
Technology	1,700	1,917	3,236	3,855
Amortization of intangibles	341	1,363	681	2,990

Total operating expenses	25,372	30,645	52,486	61,038

Loss from operations	(1,031)	(2,231)	(1,517)	(2,208)
Other income (expense):
Other income, net	4	47	35	78
Interest expense	(181)	(185)	(390)	(467)
Loss on debt extinguishment	(360)	—	(360)	—

Total other expense	(537)	(138)	(715)	(389)

Loss before income taxes	(1,568)	(2,369)	(2,232)	(2,597)
Income tax provision	128	195	252	213

Net loss	(1,696)	(2,564)	(2,484)	(2,810)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(3)	14	24	33
Unrealized gains on investments	4	16	29	27

Total other comprehensive income	1	30	53	60

Comprehensive loss	$(1,695)	$(2,534)	$(2,431)	$(2,750)

Basic and diluted net loss per share	$(0.06)	$(0.08)	$(0.08)	$(0.09)
Shares used in computation of basic and diluted net loss per share	30,650,519	30,543,037	30,644,453	30,496,558

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment costs.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Twenty-Six Weeks Ended
	June 30, 2012	July 2, 2011
Operating activities
Net loss	$(2,484)	$(2,810)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,748	6,075
Amortization of intangibles	681	2,990
Deferred income taxes	253	219
Share-based compensation	958	1,324
Stock awards issued for non-employee director service	32	—
Amortization of deferred financing costs	51	61
Loss on debt extinguishment	360	—
Loss from disposition of assets	4	—
Changes in operating assets and liabilities:
Accounts receivable	(1,566)	(1,990)
Inventory	3,018	2,296
Other current assets	(587)	(187)
Accounts payable and accrued expenses	(7,997)	(477)
Other current liabilities	(2,430)	(338)
Other non-current liabilities	294	258

Net cash (used in) provided by operating activities	(1,665)	7,421
Investing activities
Additions to property and equipment	(5,374)	(7,221)
Proceeds from sale of property and equipment	14	—
Cash paid for intangibles	(16)	(48)
Proceeds from sale of marketable securities and investments	3,171	400
Purchases of marketable securities and investments	(7)	(13)
Changes in restricted cash	—	319
Purchases of company-owned life insurance	(166)	(281)
Proceeds from purchase price adjustment	—	787

Net cash used in investing activities	(2,378)	(6,057)
Financing activities
Proceeds from revolving loan payable	16,561	—
Payments made on revolving loan payable	(3,653)	—
Payment of debt extinguishment costs	(175)	—
Payments made on long-term debt	(17,875)	(3,000)
Changes in book overdraft	611	152
Payments of debt financing costs	(345)	(53)
Payments on capital leases	(68)	(74)
Proceeds from exercise of stock options	43	255

Net cash used in financing activities	(4,901)	(2,720)
Effect of exchange rate changes on cash	14	10

Net change in cash and cash equivalents	(8,930)	(1,346)
Cash and cash equivalents, beginning of period	10,335	17,595

Cash and cash equivalents, end of period	$1,405	$16,249

Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$1,616	$1,572
Property acquired under capital lease	104	32
Unrealized gain on investments	29	27
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$—	$9
Cash paid during the period for interest	293	611

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085

Budd Zuckerman, President

Genesis Select Corporation

bzuckerman@genesisselect.com

(303) 415-0200